UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 11, 2023

OptimizeRx Corporation

(Exact name of registrant as specified in charter)

Nevada	001-38543	26-1265381
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

260 Charles Street, Suite 302, Waltham, MA	02453
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 248.651.6568

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	OPRX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On October 11, 2023, OptimizeRx Corporation (the “Company” or “OptimizeRx”) entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with Healthy Offers, Inc. (d/b/a Medicx Health), a Nevada corporation (“Medicx”), the securityholders of Medicx named therein (the “Securityholders”), and Michael Weintraub, not in his individual capacity, but solely in his capacity as representative, agent and attorney-in-fact of the Securityholders.

Upon the terms and subject to the conditions of the Merger Agreement, (i) the Company will form a new Nevada corporation that will be wholly-owned by the Company (“Merger Sub”) and (ii) Merger Sub will merge with and into Medicx with Medicx as the surviving corporation and a wholly-owned subsidiary of the Company (the “Merger”).

The aggregate merger consideration (the “Merger Consideration”) the Company will pay to the Securityholders of Medicx at the closing is $95,000,000, subject to certain customary post-acquisition purchase price adjustments.

All vested options to purchase common stock of the Medicx will be cancelled and, in settlement of such cancellation, each holder of an option will receive a cash payment equal to the (i) excess of the per-share merger consideration over the applicable exercise price of such option (ii) multiplied by the number of shares of Medicx common stock subject to such option. Outstanding unvested options to purchase common stock of the Medicx will be cancelled and terminated without consideration.

OptimizeRx and Medicx have agreed to customary representations, warranties and covenants in the Merger Agreement, including, among others, pre-closing covenants by Medicx to carry on its business in the ordinary course consistent with past practice and not to engage in certain types of transactions without the consent of OptimizeRx.

The Merger Agreement contains certain termination rights for both the Company and Medicx. The completion of the Merger is subject to customary closing conditions, including, among others: (i) the absence of certain legal impediments to the consummation of the Merger, (ii) the accuracy of the representations and warranties made by the Company and the Medicx, respectively, and (iii) compliance by the Company and the Medicx with their respective obligations under the Merger Agreement.

Support Agreement

Simultaneous with the execution of the Merger Agreement, certain stockholders of Medicx executed a Joinder and Support Agreement (the “Support Agreement”) by and among such stockholders, the Company, and Medicx. Pursuant to the Support Agreement, the stockholders agreed to join and become a party to the Merger Agreement and to be bound by and comply with the terms and provisions of the Merger Agreement applicable to a Securityholder in the same manner as if such stockholder were an original signatory to the Merger Agreement. The stockholders consented to and affirmed (i) all of the representations and warranties of a Securityholder under the Merger Agreement, (ii) all of the covenants, indemnities, and agreements set forth in the Merger Agreement applicable to a Securityholder and (iii) that the stockholder will perform all obligations of a Securityholder set forth in the Merger Agreement.

Subscription Agreement

Certain members of Medicx’s management team (“Management Investors”) agreed to use a portion of the consideration received pursuant to the Merger Agreement to purchase, in the aggregate, approximately $10.5 million of the Company’s common stock. Each Management Investor will receive the number of shares of the Company’s common stock equal to: (i) the aggregate amount to be invested by such Management Investor, divided by (ii) the volume-weighted average of the trading prices on the Nasdaq Capital Market for one share of the Company’s common stock for the five consecutive trading days ending the trading day immediately preceding the date that the Merger Agreement was executed, which shares of common stock shall be rounded up to the nearest whole number of shares of common stock (on an aggregate basis per Management Investor), in lieu of receiving any amount of cash or fractional shares of common stock. In connection with such management investment, at the closing of the Merger, each Management Investor will execute a subscription agreement to memorialize his or her purchase.

Financing Agreement

On October 11, 2023 (the “Loan Date”), the Company, as the lead borrower, entered into a Financing Agreement (the “Financing Agreement”) with the lenders from time to time party thereto (the “Lenders”) and Blue Torch Finance, LLC, a Delaware limited liability company (“Blue Torch”), as collateral agent and administrative agent for the Lenders. Merger Sub and Medicx will become borrowers under the Financing Agreement by executing a joinder (each a “Borrower” and, together with the Company, the “Borrowers”). The Financing Agreement provides for a term loan (the “Term Loan”) to the Borrowers in the aggregate principal amount of $40,000,000, the proceeds of which will be used to fund, in part, the Merger Consideration.

The Term Loan shall bear interest, at the Company’s option, at either (a) the Reference Rate, which means the greatest of (i) 4% per annum, (ii) the Federal Funds Rate (as defined in the Financing Agreement) plus 0.5% per annum, (iii) the Adjusted Term SOFR (as defined in subsection (b) below) plus 1% per annum, or (iv) the rate last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by Blue Torch) or any similar release by the Federal Reserve Board (as determined by Blue Torch), plus 7.5% per annum or (b) the Adjusted Term SOFR, which means a rate per annum equal to the secured overnight financing rate for such business day published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time), plus 0.26161% (26.161 basis points), plus 8.5% per annum.

The outstanding principal amount of the Term Loan is repayable in quarterly installments on the last business day of each fiscal quarter commencing on December 31, 2023 in an amount equal to 1.25% of the principal amount of the Term Loan issued on the Loan Date (or in the case of the first repayment date, a pro rata portion of such amount for the period commencing with the Loan Date and ending on December 31, 2023). The outstanding unpaid principal amount of the Term Loan, and all accrued and unpaid interest thereon, shall be due and payable on the earliest of (i) the fourth (4th) anniversary of the closing of the Financing Agreement and funding of the Term Loan and (ii) the date on which the Term Loan is declared due and payable pursuant to the terms of the Finance Agreement.

The Financing Agreement contains customary affirmative and negative covenants that are binding on the Borrowers (which are in some cases subject to certain exceptions), including, but not limited to, on the ability of the Loan Parties to incur additional indebtedness, create liens on their respective assets, make any change in the nature of their business, make certain loans and investments, guaranty obligations, make certain dividends and related distributions, enter into, or undertake, certain liquidations, mergers, consolidations or acquisitions and dispose of assets or subsidiaries, and the requirement to make certain financial reports to the Lenders.

In addition, the Financing Agreement provides that the Borrowers shall not, unless the Lenders otherwise consent in writing: (a) allow the Leverage Ratio (as defined in the Financing Agreement) of the Borrowers and their subsidiaries for any Test Period below to be greater than the ratio set forth opposite such date:

Fiscal Month End	Leverage Ratio
March 31, 2024	4.50:1.00
June 30, 2024	4.00:1.00
September 30, 2024	3.50:1.00
December 31, 2024	3.00:1.00
March 31, 2025	2.50:1.00
June 30, 2025	2.25:1.00
September 30, 2025 and thereafter	2.00:1.00

and (b) allow Liquidity (as defined in the Financing Agreement) of the Borrowers to be less than $5,000,000 at any time.

The Financing Agreement contains customary events of default (which are in some cases subject to certain exceptions, thresholds, notice requirements and grace periods), including, but not limited to, nonpayment of principal or interest, breaches of representations and warranties, failure to perform or observe covenants, cross-defaults with certain other agreements or indebtedness, final judgments or orders, certain uninsured losses or proceedings against assets, certain change of control events and certain bankruptcy-related events or other relief proceedings.

In addition, the Company and Blue Torch entered into a letter agreement (the “Letter Agreement”), pursuant to which the Borrowers paid to Blue Torch, as the administrative agent, for the account of each Lender, a non-refundable upfront amount equal to $1,400,000 (i.e., 3.5% of the aggregate principal amount of the Term Loan commitments held by the Lenders as of October 11, 2023). Under the Letter Agreement, in the event the loans are not funded within ten business days from October 11, 2023, subject to certain limited exceptions, the Borrowers agreed to pay Blue Torch, as the administrative agent, a nonrefundable breakup fee in the amount of $3,000,000.

The foregoing description of the Merger Agreement, the Support Agreement, the Financing Agreement and the Letter Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of each agreement, copies of which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 hereto and are incorporated by reference herein.

Item 2.02 Results of Operation and Financial Condition.

On October 12, 2023, OptimizeRx issued a press release pre-announcing certain unaudited financial results for the quarter ended September 30, 2023, including, but not limited to, expected revenue between $15.2 million and $15.5 million. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 2.02 and Exhibit 99.1 attached hereto are furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above under the heading “Subscription Agreement” in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02. The shares of OptimizeRx common stock to be issued to the Management Investors will not be registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On October 12, 2023, the Company announced that Stephen L. Silvestro will be appointed President of the Company effective as of the closing of the Merger. In connection with assuming his new position, Mr. Silvestro will step down as Chief Commercial Officer effective as of the closing of the Merger.

Mr. Silvestro, 45, joined the Company as Chief Commercial Officer on April 29, 2019. Mr. Silvestro was with CCH® Tagetik, a Wolters Kluwer company that provides corporate performance management software solutions for planning, consolidation and reporting, as its Vice President and General Manager from January 2018 until April 2019. From April 2017 to January 2018, Mr. Silvestro was with Prognos Health, Inc., a healthcare data and analytics company, as its Chief Commercial Officer and, before that, from September 2007 to April 2017, he was with Decision Resources Group, a multi-national corporation that provides high value global data solutions, analytics and consulting services to pharmaceutical, biotech, medical device, healthcare provider and payer, and managed care companies, in various capacities with him last serving as Executive Vice President, Head of Global Sales.

Item 7.01 Regulation FD Disclosure.

On October 12, 2023, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 attached hereto are furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
10.1*	Agreement and Plan of Merger dated as of October 11, 2023 by and among OptimizeRx Corporation, Healthy Offers, Inc., the securityholders of Healthy Offers, Inc. who are party to the Agreement, and Michael Weintraub, not in his individual capacity, but solely in his capacity as the representative, agent and attorney-in-fact of the Securityholders.
10.2	Support Agreement, dated as of October 11, 2023 by and among the stockholders party thereto, OptimizeRx Corporation and Healthy Offers, Inc.
10.3*	Financing Agreement, dated as of October 11, 2023, by and among OptimizeRx Corporation, the lenders from time to time party thereto, and Blue Torch Finance, LLC, as collateral agent and administrative agent.
10.4	Letter Agreement, dated as of October 11, 2023, OptimizeRx Corporation and Blue Torch Finance, LLC.
99.1	Press Release of OptimizeRx dated October 12, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTIMIZERX CORPORATION

Date: October 16, 2023	By:	/s/ Edward Stelmakh
		Name:	Edward Stelmakh
		Title:	Chief Financial Officer